EXHIBIT 23.2

CONSENT OF JEFFREY PONTIUS

The undersigned, Jeffrey Pontius, hereby states as follows:

I, Jeffrey Pontius, has supervised the preparation of the scientific and technical information that forms the basis for the disclosure in this Report on Form 10-Q (other than the Mother Lode mineral resource estimate) and has reviewed and approved the disclosure therein (the “Approval Statement”) which is incorporated by reference into the Company’s Registration Statement on Form S-8 (333-198689).

I hereby consent to the Approval Statement and the reference to my name in the Form 10-Q as incorporated by reference into the Form S-8 (333-198689).

Date: October 11, 2018	By:	/s/ Jeffrey Pontius

Name: Jeffrey Pontius

36